UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

Medalist Diversified REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 S. 12th Street, Suite 401 Richmond, Virginia 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MDRR	Nasdaq Capital Market

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Current Report on Form 8-K of Medalist Diversified REIT, Inc. (the “Company”) filed on May 29, 2019 with the Securities and Exchange Commission (the “Commission”), the Company, through its operating partnership, Medalist Diversified Holdings, L.P. (the “Operating Partnership”), entered into that certain Purchase and Sale Agreement (the “PSA”), on May 24, 2019 to acquire a 148-room hotel in Clemson, South Carolina commonly referred to as the Best Western Plus University Inn & Conference Center Clemson from Heri AUM LLC, a South Carolina limited liability company (“Best Western Seller”), an unaffiliated seller, for a purchase price of $10,501,001. As permitted under the terms of the PSA, the Company terminated the PSA on June 21, 2019. The Company did not incur any penalties in connection with its termination of the PSA; however, the Company has not yet requested the return of the Company’s $50,000 earnest money deposit because the Company remains in negotiations with the Best Western Seller to reinstate the PSA.

A description of the PSA is set forth under “Item 1.01. Entry into a Material Definitive Agreement” in the Company’s Current Report on Form 8-K filed with the Commission on May 29, 2019 and is incorporated by reference in this Item 1.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: June 27, 2019	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary